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                                                                   EXHIBIT 10(f)
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              OMNIBUS AGREEMENT DATED FEBRUARY 2, 2000 AMONG ATLAS
                AMERICA, INC., RESOURCE ENERGY, INC., AND VIKING
              RESOURCES CORPORATION, AND ATLAS PIPELINE OPERATING
              PARTNERSHIP, L.P., AND ATLAS PIPELINE PARTNERS, L.P.



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                                OMNIBUS AGREEMENT

         THIS OMNIBUS AGREEMENT is made as of February 2, 2000 among ATLAS AMERICA, INC., a Delaware corporation ("Atlas America"), RESOURCE ENERGY, INC., a Delaware corporation ("Resource Energy"), and VIKING RESOURCES CORPORATION, a Pennsylvania corporation (collectively with Atlas America and Resource Energy, the "Resource Entities"), and ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (collectively, the "MLP").

                                R E C I T A L S:

         A. The MLP has acquired from the Resource Entities and their Affiliates (as such term in hereafter defined) natural gas gathering systems and related facilities consisting of approximately 888 miles of intrastate pipelines located in New York, Ohio and Pennsylvania.

         B. The Resource Entities have sponsored in the past, and intend to sponsor in the future, oil and gas drilling programs in areas served by the MLP's gathering systems. In connection with the transfer of the gathering systems to the MLP, the Resource Entities have undertaken to enter into arrangements with the MLP regarding adding wells to the MLP gathering system (Article 2), providing consultation services to the MLP in the construction of additions or extensions to the gathering systems (Article 3), providing certain funds to the MLP for construction (Article 4) and disposing of their ownership interests in the general partners of investment programs and of the MLP (Article
5).

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                             ARTICLE 1. DEFINITIONS

         Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term "control" means (i) direct or indirect beneficial ownership of 50% or more of the voting securities or voting interest of a Person or, in the case of a limited partnership, of 50% or more of the general partnership interest, either directly or through an entity which the Person controls or (ii) the possession of the power to direct the management of a Person, whether through contract or otherwise. For the purposes of this Agreement, each Investment Program shall be deemed to be an Affiliate of the appropriate Resource Entity.

         "Agreement" means this Omnibus Agreement, as it may be amended, modified or supplemented from time to time.
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         "Applicable Period" means the period commencing on the date hereof and ending on the date on which the General Partner ceases to be the General Partner of the MLP.

         "Common Units" means common units of limited partnership interest of Atlas Pipeline Partners, L.P.

         "Connectable Well" means a Resource Entity Well that is drilled within 2,500 feet of the Gathering System, such distance to be measured from the outside edge of the wellhead of the Resource Entity Well to the nearest point of intersection with the Gathering System.

         "Flow Line" means small diameter (two inches or less) sales or flow line from a wellhead, or such other type of line as may connect a well to a gathering system in accordance with standard industry practice.

         "Gathering System" means the natural gas pipelines and related facilities now owned or hereafter acquired by the MLP.

         "General Partner" means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company.

         "Identified Third Party Gathering System" has the meaning set forth in
Section 2.5.

         "Investment Program" means a Person for whom a Resource Entity or a subsidiary of a Resource Entity acts as a general partner, managing partner or manager (each, a "Manager") and the securities of which have been offered and sold to investors.

         "Master Natural Gas Gathering Agreement" means the Master Natural Gas Gathering Agreement among the Resource Entities and the MLP of even date herewith.

         "Other Delivery Point" means a delivery point other than the Gathering System.

         "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P. of even date herewith.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

         "Resource Entity Well" means any natural gas well both drilled and operated by a Resource Entity for itself or for an Affiliate.

         "Third Party Gathering System" means a natural gas gathering system owned by a Person other than the MLP or a subsidiary of the MLP.

         "Transfer" means a sale of all or substantially all of the assets of a Person, the disposition of more than 50% of the capital stock (or partnership or membership interests) of a Person or a merger or consolidation that results in a Resource Entity's owning, directly or indirectly, less than 50% of a Person's capital stock (or partnership or membership interests), but shall exclude transfers or pledges of assets or capital stock (or partnership or membership interests) of a Person to a financial institution or other lender in connection with a secured funding arrangement.

                                       2
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                 ARTICLE 2. CONNECTIONS TO RESOURCE ENTITY WELLS

         2.1. Construction of Flow Lines from Connectable Wells. The Resource Entities jointly and severally agree that, at their sole cost and expense, they will construct up to 2,500 feet of Flow Line from any Connectable Well to the Gathering System. Such Flow Lines shall be the property of the owner of the relevant Resource Entity Well.

         2.2. Drilling New Wells. On or before December 31, 2002, the Resource Entities agree to drill, on behalf of themselves or their Affiliates, in the aggregate at least 225 Connectable Wells, which number shall include those Connectable Wells drilled by any Investment Program during 1999.

         2.3. Construction of Flow Lines from Other Resource Entity Wells.

                  2.3.1. Resource Entities' Right to Require Extension of the Gathering System. With respect to Resource Entity Wells other than Connectable Wells, if a Resource Entity constructs a Flow Line from any such Resource Entity Well to within 1,000 feet of the Gathering System (such distance to be measured from the end of the related Flow Line from the Resource Entity Well to the nearest point of intersection with the Gathering System), the Resource Entities shall be entitled to require the MLP, at the MLP's sole cost and expense, to extend the Gathering System to meet such Flow Line. The Resource Entities shall give the MLP written notice of the intent to drill a Resource Entity Well subject to this Section. Within 30 days of the date of the Resource Entities' notice, the MLP shall advise the Resource Entities whether it wishes to exercise its rights under this Section. If the MLP exercises its rights under this Section, the Resource Entities shall complete construction of the Gathering System extension within 60 days after the date designated by the Resource Entities as the date the Resource Entity Well will be completed as a producing natural gas well.

                  2.3.2. MLP's Right to Extend the Gathering System. With respect to Resource Entity Wells other than Connectable Wells and those described in Section 2.3.1, the MLP shall have the right, at its sole cost and expense, to extend the Gathering System to within 2,500 feet of any Resource Entity Well and to require the Resource Entities to construct, at the Resource Entities' sole cost and expense, up to 2,500 feet of Flow Line from the Resource Entity Well to the Gathering System extension (such distance to be measured from the end of the Flow Line from the Resource Entity Well to the nearest point of intersection with the Gathering System). The Resource Entities shall give the MLP written notice of the intent to drill a Resource Entity Well subject to this Section. Within 30 days of the date of the Resource Entities' notice, the MLP shall advise the Resource Entities in writing whether the MLP wishes to exercise its rights under this Section. If the MLP exercises its rights under this Section, it shall complete construction of the Gathering System extension within 60 days after the date designated by the Resource Entities as the date the Resource Entity Well will be completed as a producing natural gas well.

                                       3
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                  2.3.3. Connections with Other Delivery Points and Third Party
Gathering Systems. In the event the MLP does not exercise its rights under
Section 2.3.2, the Resource Entities may:

                           (i) connect the Resource Entity Well to an Other
Delivery Point, in which event the MLP shall be entitled to assume the costs of constructing the connecting Flow Line. If the MLP elects to assume such costs, it shall pay such costs to the Resource Entities within 30 days of receipt of Resource Entities' invoice therefor and the Flow Line shall be the property of the MLP and part of the Gathering System; or

                           (ii) connect the Resource Entity Well to a Third
Party Gathering System, in which event the MLP shall be entitled to assume the costs of constructing the connecting Flow Line. If the MLP elects to assume such costs, it shall pay such costs to the Resource Entities within 30 days of receipt of the invoice therefor and the Flow Line shall be the property of the MLP and part of the Gathering System. In addition, the Resource Entities shall pay to the MLP fees as required under Section 7.4 of the Master Natural Gas Gathering Agreement.

         2.4. Well Connections. All well connections to Resource Entity Wells shall be at the direction of and in accordance with instructions and requirements of the MLP consistent with other wells connected to the Gathering System. Any such well shall be required to adhere to all of the operating, safety, pressure, and measurement provisions contained in the Master Natural Gas Gathering Agreement.

         2.5. Consulting Services in Connection with Acquisitions. The Resource Entities agree to assist the MLP in seeking to identify for possible acquisition Third Party Gathering Systems and to provide consulting services to MLP in evaluating and acquiring any such identified gathering system. Further, the Resource Entities agree to give the MLP written notice of the identification by any of them of any Third Party Gathering System for possible acquisition by such Resource Entity or any Affiliate (each, an "Identified Third Party Gathering System"). Such notice shall identify the gathering system and its seller and the proposed sales price of the Identified Third Party Gathering System, and shall include all written information about the Identified Third Party Gathering System provided to the Resource Entities by or on behalf of the seller as well as any information or analyses compiled by the Resource Entities from other sources. Within 30 days of the date of the Resource Entities' notice, the MLP shall advise the Resource Entities in writing whether MLP wishes to acquire the Identified Third Party Gathering System. If the MLP advises the Resource Entities of its intent to acquire the Identified Third Party Gathering System, the Resource Entities shall refrain from making an offer for the Identified Third Party Gathering System except as permitted hereunder. If the MLP (i) advises the Resource Entities that it does not intend to acquire the Identified Third Party Gathering System, (ii) advises the Resource Entities of its intent to acquire the Identified Third Party Gathering System but does not complete the acquisition within 60 days of the MLP's notice of its intent to the Resource Entities or (iii) fails to timely advise the Resource Entities of its intent, any of the Resource Entities shall be free to acquire the Identified Third Party Gathering System.

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                   ARTICLE 3. CONSTRUCTION MANAGEMENT SERVICES

         3.1. Services to be Provided. In the event the MLP expands the Gathering System or constructs a new addition to the Gathering System, whether pursuant to Article 2 or otherwise, the Resource Entities agree to provide to the MLP construction management services in connection with any such expansion as requested by the MLP. In providing construction management services hereunder, the Resource Entities shall provide the services of a general contractor with respect to the applicable construction project.

         3.2. Construction Contract. For each such construction project, the MLP and the relevant Resource Entity shall enter into a construction contract based substantially on the most current versions of AIA Document A111 (Standard Form of Agreement Between Owner and Contractor) and AIA Document A201 (General Conditions of the Contract for Construction), provided that the basis of payment shall be the cost of the work (including an allocable portion of the Resource Entity's employee salaries and benefits) and the MLP shall not be required to employ an architect. The Resource Entities shall not be entitled to any other compensation for the performance of construction management services hereunder.

                    ARTICLE 4. STAND-BY FINANCING COMMITMENT

         4.1. Financing Commitment. For the period commencing on the date hereof and ending on the fifth anniversary hereof, Atlas America and Resource Energy agree to provide to the MLP funding of up to an aggregate of One Million Five Hundred Thousand Dollars ($1,500,000) per annum to finance the cost of expanding the Gathering System or constructing new additions to the Gathering System. Atlas America and Resource Energy, jointly and severally, commit to provide such funding, upon the MLP's written request therefor, by purchasing Common Units at a price equal to the arithmetic average of the closing prices of the Common Units on the American Stock Exchange, or, if the American Stock Exchange is not the principal trading market for such security, on the principal trading market for such security, for the twenty consecutive trading days ending on the trading day prior to the purchase, or, if the fair market value of the Common Units cannot be calculated for such period on any of the foregoing bases, the average fair market value during such period as reasonably determined in good faith by the members of the managing board of the General Partner.

         4.2. Procedures. The MLP shall give Atlas America and Resource Energy written notice of its intent to exercise its rights under Section 4.1. Thereafter, Common Units shall be issued to the appropriate Resource Entity, against delivery of the purchase price therefor in immediately available funds, within five business days of the date of each construction invoice issued by the Resource Entity to the MLP pursuant to Article 3. Each Common Unit so issued shall, upon receipt of payment therefor and issuance, be duly authorized, validly issued and fully paid.

         4.3. Prohibited Uses. The MLP agrees to use the funds it obtains pursuant to this Article 4 for the purposes of financing initial construction costs only and further agrees that it will not request or use such funds for any other purpose, including capital improvements or maintenance to existing pipeline.

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                         ARTICLE 5. THE GENERAL PARTNER

         5.1. New Investment Programs. Until the earlier of the expiration of the Applicable Period or the closing of the Transfers described in the first sentence of Section 5.2, the Resource Entities agree that they shall cause a Manager of one of the Investment Programs currently existing to be designated as the Manager for Investment Programs organized after the date hereof and that the wells of Investment Programs organized after the date hereof shall be deemed to be Future Investment Program Well Interests for the purposes of the Master Natural Gas Gathering Agreement.

         5.2. Disposition of Interest in the General Partner. The Resource Entities agree that they will not Transfer to any Person their ownership interest in the General Partner unless they simultaneously (i) Transfer to the same Person their ownership interest in the Manager of each of the Investment Programs and (ii) cause their Affiliates having an ownership interest in the General Partner or any Manager of an Investment Program to Transfer such interest to the same Person. The provisions of this Section shall not apply to a Transfer to a wholly- or majority-owned direct or indirect subsidiary or parent of any of the Resource Entities so long as the Resource Entities' or their parent continue to control the relevant general partner.

                             ARTICLE 6. TERMINATION

         This Agreement shall terminate, and no party shall have any further obligation hereunder, in the event that the General Partner is removed as general partner of the MLP pursuant to Section 11.2 of the Partnership Agreement under circumstances where cause (as such term is defined in Section 1.1 of the Partnership Agreement) for such removal does not exist and the General Partner does not consent to that removal.

                            ARTICLE 7. MISCELLANEOUS

         7.1. Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania and to venue in, respectively, Philadelphia, Pennsylvania and the Eastern District of Pennsylvania.

         7.2. Notice. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the party to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient?s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to 311 Rouser Road, P.O. Box 611, Moon Township, PA 15108,
Facsimile: (412) 262-2820, Attention: Tony C. Banks or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

         7.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all other contracts or agreements, whether oral or written, that are in conflict with the provisions hereof.

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         7.4. Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

         7.5. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP may not, without the prior approval of the conflicts committee of the General Partner, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the Common Unit holders.

         7.6. Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

         7.7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

         7.8. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         7.9. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

         7.10. Third Party Beneficiaries. The provisions of this Agreement are enforceable solely by the parties to it, and no Common Unit holder or its assignee or any other Person shall have the right, separate and apart from the MLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with its terms.

         7.11. Headings. The headings throughout this Agreement are inserted for reference purposes only, and are not to be construed or taken into account in interpreting the terms and provisions of any Article, nor to be deemed in any way to qualify, modify or explain the effects of any such term or provision.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the date first written above.

                       THE MLP:

                       ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

                       By: Atlas Pipeline Partners GP, LLC
                           Its general partner

                       By:
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                       Name:
                            --------------------------------------
                       Its:
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                       ATLAS PIPELINE PARTNERS, L.P.

                       By: Atlas Pipeline Partners GP, LLC
                           Its general partner

                       By:
                            --------------------------------------
                       Name:
                            --------------------------------------
                       Its:
                            --------------------------------------


                       THE RESOURCE ENTITIES:

                       ATLAS AMERICA, INC.

                       By:
                            --------------------------------------
                       Name:
                            --------------------------------------
                       Its:
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                       RESOURCE ENERGY, INC.

                       By:
                            --------------------------------------
                       Name:
                            --------------------------------------
                       Its:
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                       VIKING RESOURCES CORPORATION


                       By:
                            --------------------------------------
                       Name:
                            --------------------------------------
                       Its:
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